PRICING SUPPLEMENT NO. 3         DATED 04/09/01                 Rule 424(b)(3)
(To Prospectus dated                                        File No. 333-63049
September 15, 1998 and                                    CUSIP No. 78355H HW2
Prospectus Supplement dated
August 3, 1999)



$300,000,000

RYDER SYSTEM, INC.

MEDIUM-TERM NOTES, SERIES 16
(REGISTERED NOTES-FIXED RATE)
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Principal Amount:            $40,000,000
Issue Price:                 100
Issue Date:                  04/12/01
Maturity Date:               01/17/06
Interest Rate:               7.640%
Form:    [X] Book Entry      [ ] Certificated

Redemption:  [X]     The Notes cannot be redeemed prior to maturity.
             [ ]     The Notes may be redeemed prior to maturity.

         Terms of Redemption:           -

Repayment at option of holder:     [X]      The holder has no option to
                                            elect repayment of the
                                            Notes prior to maturity.

                                   [ ]      The Notes are repayable
                                            prior to maturity at
                                            the option of holder.

         Terms of Repayment:            -

Discount note:    [ ] Yes  [X] No

         Total Amount of OID:           -

         Yield to Maturity:             -

         Initial Accrual Period OID:    -

Name of Agent and Agent's Discount or Commission:
         Morgan Stanley                                       $180,000
         -----------------------------------         ---------------------------